UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2008

CNB Financial Corp.
(Exact name of registrant as specified in its charter)

Massachusetts	0-51685	20-3801620
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

33 Waldo Street, PO Box 830, Worcester, MA 01613-0830
 (Address of principal executive offices) (Zip Code)

 (508) 752-4800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2008, the Board of Directors of CNB Financial Corp. (the “Company”) appointed Paula A. Aiello and Thomas J. Wickstrom to the Board of Directors of the Company.  Ms. Aiello will serve on the Audit Committee of the Company. Mr. Wickstrom will serve on both the Audit Committee and the Compensation Committee of the Company.  The Board of Directors did not select Ms. Aiello or Mr. Wickstrom pursuant to any arrangements or understandings between either of Ms. Aiello or Mr. Wickstrom and the Company or any other person.  There are no material transactions between either of Ms. Aiello or Mr. Wickstrom and the Company or any other person.

A copy of the press release announcing the director appointments is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired:  Not applicable

(b)           Pro Forma Financial Information:  Not applicable

(c)           Shell Company Transactions:  Not applicable

(d)           Exhibits

Number                                Description

99.1                                Press Release dated July 22, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CNB Financial Corp.

Date: July 22, 2008	By: /s/ William M. Mahoney
William M. Mahoney
Treasurer and Chief Financial Officer